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                                ERNST & YOUNG LLP
                                 787 7TH AVENUE
                            NEW YORK, NEW YORK 10019




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

RE:  Bowne & Co., Inc. (File No. 1-5842)

Gentlemen:

We have read Item 4 of Form 8-K dated June 25, 1998 of Bowne & Co., Inc. and are in agreement with the statements contained in paragraphs 2 through 4 of said Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.
                                         Very truly yours,



                                         /s/ Ernst & Young LLP

New York, New York
June 25, 1998